Hog Farms Sale Agreement

Seller: Wuhan Fengze Agricultural Science & Technology Development Co., Ltd (“Party A”)

Purchaser:    Wuhan Tianjian Agricultural Development Co., Ltd (“Party B”)

In accordance with the principle of fairness and mutual benefit and in light of the corporate law of the People's Republic of China and other relevant Chinese laws and regulations, the following agreement is entered into this 11th day of August, 2015.

Clause I: Party A agrees to sell two farms which are under its name and located in Nanyan Village and Qunyi Village of Huangpi District, Wuhan City respectively to Party B. The two farms are free and clear of (including, but not limited to) all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description.

Clause II: According to the conditions specified in this agreement, Party B agrees to pay RMB 7,500,000 yuan (approximate US $ 1.22 million) to purchase the above-mentioned two hog farms, and agrees to pay the purchase price in cash within 7 days upon the execution of this agreement to the bank accounts designated by Party A. Party A agrees to assist Party B in processing the change of business registration upon the receipt of the payment.

Clause III: When the agreement takes effect, Party A shall not burden any obligations and responsibilities on the operating management and claims and Debts of Party B. All the assets in these two farms belong to Party B.

Clause IV: According to the provisions specified in this agreement, Party B shall hold all the ground houses and buildings, production equipments, electronic equipments and etc. ( please see the attached fixed assets list) of the two hog farms. The lands occupied by these two farms are leased lands, Party A can assist in Party B entering into new Land Rental Agreements with the entities that owns the land.

Clause V: Both Parties agree that the relevant fees incurred in the course of processing the assignment procedures shall be paid by Party B.

Clause VI: If any party violates or fails to implement any clauses of the agreement, the breaching party should indemnify all the economic losses of the non-breaching party; If Party B fails to pay the purchase price timely according to the regulations of Clause II, Party A shall have the right to charge the overdue fine at the rate of 5‰ per day commencing the date of the deadline stipulated in Clause II.

Clause VII: Both parties shall have the obligations to keep confidential regarding each party’s commercial information acquired during the performing of the agreement, the confidentiality is still valid and effective upon the termination of the agreement. Should any party violates the confidential clause and causes loss to the other party, that party should undertake all the charges and losses of the other party.

Clause VIII:  This agreement shall be effective upon the execution of Party A and Party B. Any disputes caused by the implementation of this agreement must be first settled by both parties through friendly negotiations. In case no such settlement can be reached, either party has the right to file a suit to the People’s court where Party A is located.

Clause IX: This agreement is in duplicate, each party holds one copy, and both of which shall be deemed to be an original and share the same legal effect.

Party A: Wuhan Fengze Agricultural Science & Technology Development Co., Ltd (seal)

Legal person or Authorized Representative: Wen Wang (signature)

Party B:    Wuhan Tianjian Agricultural Development Co., Ltd (seal)

Legal person or Authorized Representative: Xixiang Zhang (signature)

Appendix I   the Basic Information and Main Assets List of Farm #2

I.	Basic Information:

1.	Date of Establishment: March, 2006; Date of Operation: June, 2006

2.	Floor Area: 86mu (14.17 acres), Annual Rent: RMB 12,900 Yuan

3.	Annual Capacity: 10,000 hogs

II.	Main Asset List:

1.	Number of office building: 1

2.	Monitoring Equipment: 1

3.	Number of hog houses: 18

(1)  Male breeder hog house:    1

(2)  Female breeder hog houses:    4

(3)  Nursery hog houses:    4

(4)  Fat hog houses:    4

(5)  Piglet houses:    5

4.	Breeding Equipments:

(1)	Nursing beds (unit): 30

(2)	Obstetric tables(unit): 264

(3)	Limiting Fence(unit): 288

(4)	Positioning Fence(unit): 140

5.	Environmental Protection Facilities:

Biogas (Methane) Tank: 1

Appendix II   the Basic Information and Main Asset s List of Farm #3

I.	Basic Information:

1.	Date of Establishment: March, 2008; Date of Operation: May, 2008

2.	Floor Area: 95mu (15.65 acres), Annual Rent: RMB 14,250 Yuan

3.	Annual Capacity: 10,000 hogs

II.	Main Asset List:

1.  Number of office building:    1

2.  Monitoring Equipment:    1

3.  Number of hog houses:    18

(1)  Male breeder hog houses:    2

(2)  Female breeder hog houses:    6

(3)  Nursery hog houses:    3

(4)  Fat hog houses:    3

(5)  Farrowing houses:    4

4.  Breeding Equipments:

(1)  Nursing beds (unit):    42

(2)  Obstetric tables(unit):    202

(3)  Limiting Fence(unit):    116

(4)  Feed Facility(unit):    1

(5)  Power Unit: 1

5.  Environmental Protection Facilities:

(1)  Biogas (Methane) Tank: 1

(2)  Sewage Disposal Equipment: 1